Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President - Finance and Chief Financial Officer
(336) 822-5721
OLD DOMINION FREIGHT LINE ANNOUNCES PLANNED EXECUTIVE LEADERSHIP TEAM TRANSITION

Greg C. Gantt to Become Chief Executive Officer
David S. Congdon to Become Executive Chairman
Earl E. Congdon to Become Senior Executive Chairman

THOMASVILLE, N.C. (March 9, 2018) - Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced that its Board of Directors, as part of its designed succession plan, has approved strategic leadership changes that provide continuity for both its executive leadership team and the Company’s long-term strategy. Effective May 16, 2018, Greg C. Gantt has been elected to serve as the Company’s Chief Executive Officer, succeeding David S. Congdon, who has served as Chief Executive Officer since January 2008 and Vice Chairman of the Board of Directors since May 2015. Mr. Gantt, who will also retain his current title of President, originally joined the Company as a Regional Vice President in 1994 and has assumed ever-increasing roles and responsibilities over the past 24 years.

Also effective May 16, 2018, David S. Congdon will become Executive Chairman of the Board, succeeding current Executive Chairman Earl E. Congdon, who will transition to the role of Senior Executive Chairman on the same date. Mr. Earl Congdon and Mr. David Congdon will both remain executive officers of the Company.

Earl Congdon said, “A big part of Old Dominion's success has been our consistent approach to operating with a long-term perspective, and today’s announcement reflects our Board’s thoughtful approach to timely and careful succession planning. We are fortunate to have a remarkable team, and we are committed to developing leaders from within as part of our unique culture. This culture - our OD Family Spirit - has been cultivated for decades and is critical to our long-term performance. Greg’s promotion to Chief Executive Officer and David’s election to Executive Chairman reflect their demonstrated commitment to preserving our culture, our core values and our business strategy. I could not be prouder of what we have accomplished nor more excited about our future. It has been a privilege and an honor to chair our Board of Directors, and I look forward to continuing to actively participate in the strategic initiatives that have consistently bolstered the performance of our Company while serving in my new role as Senior Executive Chairman. I wish Greg continued success in his new combined role as President

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ODFL Announces Planned Executive Leadership Team Transition

March 9, 2018

and Chief Executive Officer, and I especially want to thank David for his years of visionary leadership and relentless execution that have driven our transformational growth and strong market position.”

“We are thrilled to announce this carefully designed leadership transition at an exciting time for our Company as we continue to deliver strong results,” said David Congdon. “Today’s announcement exemplifies the Company’s strategic approach to long-term succession planning and underscores the tradition of management continuity that has shaped Old Dominion into the organization it is today. I’d especially like to take this opportunity to thank Earl for his guidance and mentorship of this Company’s leaders for over six decades. We have all benefited from Earl’s tireless commitment and determination to make this Company what it is today, and it is difficult for me to fully express how grateful all of us are for what he has done for Old Dominion. Earl has been, and will remain, the backbone of our OD Family Spirit. We look forward to his insight, leadership, and continued commitment to Old Dominion for years to come.”

Mr. David Congdon continued, “On behalf of our Board of Directors and the entire Company, we are proud of Greg’s numerous contributions and his accomplishments within our organization and our industry. Greg has consistently demonstrated that he is a visionary leader and a steward of the Company’s unique culture. We are confident that under his leadership, and with the continued support of our Board and our dedicated family of employees, the Company will continue to innovate, evolve, and grow in the years to come. Serving our Company as its Chief Executive Officer has truly been an honor - but rest assured that I will continue to serve with the same enthusiasm, dedication and commitment to this Company in my new role as Executive Chairman. I am grateful for the opportunity to continue to work with the best team in the industry and look forward to many more accomplishments in the future.”

Greg Gantt said, “I am humbled by the opportunity to lead this great organization, and I look forward to working with our talented team to continue to enhance our market position and drive continued growth in shareholder value at Old Dominion. As David said, it really is an honor to serve as this Company’s Chief Executive Officer, and I appreciate the Board’s confidence in me to assume this role. I would also like to add that we are fortunate to continue to benefit from both David’s and Earl’s strategic oversight and institutional knowledge as they assume their new roles. These well-respected legends in the trucking industry have been a critical part of the Company’s success, and we are pleased that they will remain actively involved in guiding and advising this great Company. I will be working closely with David and Earl, our Board of Directors, our outstanding leadership team, and our talented employees across the Company to ensure that we collectively serve the needs of our customers and shareholders.”

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, which could negatively impact our total overall pricing strategy and our ability to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including our ability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to change at any time at our discretion; (6) various economic factors such as recessions, downturns in the economy, global uncertainty and instability, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services; (7) the impact of changes in tax laws, rates, guidance and interpretations, including those related to certain provisions of the Tax Cuts and Jobs Act; (8) increases in driver and maintenance technician compensation or difficulties attracting

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ODFL Announces Planned Executive Leadership Team Transition

March 9, 2018

and retaining qualified drivers and maintenance technicians to meet freight demand; (9) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers' compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention levels and claims in excess of insured coverage levels; (10) cost increases associated with employee benefits, including costs associated with employee healthcare plans; (11) the availability and cost of capital for our significant ongoing cash requirements; (12) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (13) decreases in demand for, and the value of, used equipment; (14) the availability and cost of diesel fuel; (15) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (16) the costs and potential liabilities related to various legal proceedings and claims that have arisen in the ordinary course of our business, some of which include class-action allegations; (17) the costs and potential liabilities related to governmental proceedings, inquiries, notices or investigations; (18) the costs and potential liabilities related to our international business relationships; (19) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the Federal Motor Carrier Safety Administration (the “FMCSA”) and other regulatory agencies; (20) the costs and potential adverse impact of compliance associated with addressing interoperability between legacy electronic automatic on-board recording devices and electronic logging devices (“ELDs”) that comply with FMCSA’s ELD regulations and guidance; (21) seasonal trends in the less-than-truckload industry, including harsh weather conditions and disasters; (22) our dependence on key employees; (23) the concentration of our stock ownership with the Congdon family; (24) the costs and potential adverse impact associated with future changes in accounting standards or practices; (25) potential costs associated with cyber incidents and other risks, including system failure, security breach, disruption by malware or other damage; (26) failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (27) the costs and potential adverse impact associated with transitional challenges in upgrading or enhancing our technology systems; (28) damage to our reputation through unfavorable publicity; (29) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (30) dilution to existing shareholders caused by any issuance of additional equity; (31) the impact of a quarterly cash dividend or the failure to declare future cash dividends; (32) fluctuations in the market value of our common stock; (33) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (34) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements (i) as these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL services, which include ground and air expedited transportation and consumer household pickup and delivery through a single integrated organization. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage, supply chain consulting and warehousing.

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